CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2025, relating to the financial statements of Hydrofarm Holdings Group, Inc., appearing in the Annual Report on Form 10-K of Hydrofarm Holdings Group, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 12, 2025